Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-140176, 333-173393) of Investors Real Estate Trust of our report dated, appearing in this annual report on Form 11-K of the IRET Properties 401(k) as of and for the year ended December 31, 2011.

/s/ Lurie Besikof Lapidus & Company, LLP

Minneapolis, Minnesota
June 28, 2012